Exhibit 99.1

Koppers Holdings Inc.
436 Seventh Avenue Pittsburgh, PA 15219-1800
Tel 412-227-2001 www.koppers.com

News Release

FOR IMMEDIATE RELEASE

For Information:	Brian H. McCurrie, Vice President and Chief Financial Officer
412-227-2153
McCurrieBH@koppers.com

Koppers Holdings Inc. Reports Second Quarter 2009 Results

2009 Second Quarter Highlights (Quarter-over-quarter)

-Second quarter sales increase 7% to $292 million over first quarter of 2009-

-Second quarter EPS increases 171% to $0.57 over the first quarter of 2009-

-Net debt $274 million, improvement of $30 million compared to the first quarter of 2009-

-Cash on hand increases to $110 million from $76 million-

2009 Second Quarter Highlights (Year-over-year)

-Railroad business continues to show strength-

-Second quarter sales down 22 percent-

-Net income attributable to Koppers $11.7 million compared to $24.3 million-

-EPS of $0.57 compared to $1.16-

PITTSBURGH, August 6, 2009 – Koppers Holdings Inc. (NYSE: KOP) today announced results for its fiscal 2009 second quarter.

The company’s sales for the second quarter decreased 22 percent, or $83.7 million, to $291.6 million, as compared to $375.3 million for the prior year quarter. This decrease was due to lower sales in the Carbon Materials and Chemicals (CM&C) segment, which decreased 36 percent, or $90.0 million, partially offset by higher sales in the Railroad and Utility Products (R&UP) segment that increased to $130.7 million from $124.4 million in the prior year quarter. The reduction in sales in CM&C was due to lower demand across all major product lines and lower pricing for carbon black feedstocks and phthalic anhydride, as well as lower foreign currency translation compared to the prior year period. R&UP sales were higher due to higher volumes and prices for untreated crossties, partially offset by lower volumes for treated crossties, primarily from commercial customers. Sales for the six months ended June 30, 2009, were $564.3 million, representing a decrease of $142.2 million, or 20 percent over the prior year period. Sales for 2009 have been negatively impacted by lower volumes for carbon materials and chemicals and lower prices for certain product lines, coupled with lower foreign currency translation compared to the prior year period.

Net income attributable to Koppers for the quarter ended June 30, 2009 was $11.7 million or $0.57 per share as compared to $24.3 million or $1.16 per share in the prior year quarter, as lower selling prices and lower volumes due to lower demand reduced profitability. Adjusted net income and adjusted diluted earnings per share amounted to $11.8 million and $0.57 per share for the three months ended June 30, 2009, compared to $23.2 million and $1.11 per share after excluding after-tax charges of $0.9 million in the prior year period and after excluding discontinued operations for both periods.

Page 2 – Koppers Reports Second Quarter 2009 Results

Net income attributable to Koppers for the six months ended June 30, 2009 decreased to $15.8 million, or $0.77 per share, as compared to $37.5 million, or $1.79 per share in the prior year. Adjusted net income and adjusted earnings per share were $16.3 million or $0.79 per share and $35.4 million or $1.69 per share after excluding after-tax charges of $0.2 million and $0.9 million for the six months ended June 30, 2009 and 2008 respectively and after excluding discontinued operations for both periods. A reconciliation of net income to adjusted net income and earnings per share to adjusted earnings per share are attached to this press release.

Adjusted EBITDA for the quarter ended June 30, 2009, was $39.4 million compared to adjusted EBITDA of $53.6 million in the second quarter of 2008 after excluding $1.4 million of charges in the second quarter of 2008 for a boiler failure. Adjusted EBITDA for both periods excludes discontinued operations. The decrease in adjusted EBITDA was mainly from lower volumes in Carbon Materials and Chemicals combined with lower foreign currency translation compared to the prior year period. A reconciliation of adjusted EBITDA to EBITDA and EBITDA to net income is attached to this press release.

Adjusted EBITDA for the six months ended June 30, 2009, amounted to $64.2 million compared to adjusted EBITDA of $92.3 million in the prior year period. Adjusted EBITDA for 2009 excludes $0.4 million for charges related to a co-generation plant outage, while adjusted EBITDA for the prior year excludes $1.4 million of costs related to a boiler failure, and adjusted EBITDA for both years excludes discontinued operations. The decrease in adjusted EBITDA was mainly from lower demand and lower pricing for certain product lines for CM&C.

Cash flows from operations for the six months ended June 30, 2009 amounted to $62.8 million, up $43.2 million or 220% from the same period last year. The increase of $43.2 million includes $15.6 million from lower working capital requirements. Cash flow has benefited from various cash flow initiatives implemented by the company to mitigate the impact of lower earnings on the company’s balance sheet and liquidity.

Commenting on the quarter, President and CEO Walter W. Turner said, “We are pleased that the strength of our railroad business has carried through into the second quarter with both volumes and profitability significantly higher than the first half of last year. In the Carbon Materials and Chemicals business, the volatility in our end markets continues to impact us, although we have seen some positive indications that markets in some regions may have bottomed for some of our downstream products. Additionally, we have seen some recent increases in coke production and coal tar availability, and aluminum production seems to have stabilized, leading us to believe steel and aluminum production have bottomed. As outlined previously, we have taken steps to reduce costs, optimize our production facilities and emphasize cash flows in response to the current environment. Also, we were pleased to see the positive impacts of these efforts continue in the second quarter, allowing us to maintain our profitability and increase cash on hand to $110 million from $76 million at March 31. Despite the global downturn, we saw a stronger seasonal quarter compared to the first quarter, and were pleased to be able to continue to generate profits and positive cash flow from operations. The benefits of our lower cost structure and strong balance sheet put us in a strong position to take advantage of market opportunities that present themselves during this downturn and will further enhance our position when end markets return to more normalized levels.”

Page 3 – Koppers Reports Second Quarter 2009 Results

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call this morning, August 6, 2009, beginning at 11:00 a.m. EDT to discuss the company’s performance. Interested parties may access the live audio broadcast by dialing (877) 941 9205 in the US/Canada or +1 (480) 629 9835 for International, Conference ID number 4093712. Investors are requested to access the call at least five minutes before the scheduled start time in order to complete a brief registration. An audio replay will be available approximately two hours after the call’s completion at (800) 406 7325 or +1 (303) 590 3030, Conference ID number 4093712. The recording will be available for replay through August 20, 2009.

The live broadcast of Koppers conference call will be available online: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=194019&eventID=2264849. (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser’s URL address field.)

If you are unable to participate during the live webcast, the call will be archived on www.koppers.com, www.streetevents.com and www.earnings.com shortly after the live call and continuing through August 20, 2009.

About Koppers

Koppers, with corporate headquarters and a research center in Pittsburgh, Pennsylvania, is a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates facilities in the United States, United Kingdom, Denmark, Australia and China. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP.” For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Brian H. McCurrie at 412 227 2153 or Michael W. Snyder at 412 227 2131.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, restructuring, profitability and anticipated expenses and cash outflows. All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements. Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, product introduction or expansion, the benefits of acquisitions and divestitures or other matters as well as financings and repurchases of debt or equity securities, are subject to known and unknown risks, uncertainties and contingencies. Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated

Page 4 – Koppers Reports Second Quarter 2009 Results

results, performance or achievements. Factors that might affect such forward-looking statements, include, among other things, general economic and business conditions, demand for Koppers goods and services, competitive conditions, interest rate and foreign currency rate fluctuations, availability of key raw materials and unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q. Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

Attachments

Page 5 – Koppers Reports Second Quarter 2009 Results

Koppers Holdings Inc.

Consolidated Statement of Operations

(Dollars in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Net sales	$291.6	$375.3	$564.3	$706.5
Cost of sales (excluding items below)	238.5	306.1	472.4	581.8
Depreciation and amortization	6.3	6.4	12.3	13.3
Selling, general and administrative expenses	13.5	16.7	27.9	33.5

Operating profit	33.3	46.1	51.7	77.9
Other loss	(0.2)	(0.3)	(0.2)	(0.3)
Interest expense	10.0	10.6	20.2	21.5

Income before income taxes	23.1	35.2	31.3	56.1
Income taxes	10.5	12.5	13.9	20.6

Income from continuing operations	12.6	22.7	17.4	35.5
Income (loss) from discontinued operations, net of tax	(0.1)	2.0	(0.3)	3.0

Net income	12.5	24.7	17.1	38.5
Net income attributable to noncontrolling interests	0.8	0.4	1.3	1.0

Net income attributable to Koppers	$11.7	$24.3	$15.8	$37.5

Earnings per common share:
Basic-
Continuing operations	$0.57	$1.06	$0.78	$1.65
Discontinued operations	—	0.10	(0.01)	0.15

Earnings per basic common share	$0.57	$1.16	$0.77	$1.80

Diluted-
Continuing operations	$0.57	$1.06	$0.78	$1.64
Discontinued operations	—	0.10	(0.01)	0.15

Earnings per diluted common share	$0.57	$1.16	$0.77	$1.79

Weighted average shares outstanding (in thousands):
Basic	20,445	20,844	20,437	20,836
Diluted	20,542	20,923	20,513	20,912
Dividends declared per common share	$0.22	$0.22	$0.44	$0.44

Page 6 – Koppers Reports Second Quarter 2009 Results

Koppers Holdings Inc.

Condensed Consolidated Balance Sheet

(Dollars in millions, except per share amounts)

	June 30, 2009	December 31, 2008
	(Unaudited)
Assets
Cash and cash equivalents	$110.0	$63.1
Short-term investments	0.1	1.7
Restricted cash	—	4.2
Accounts receivable, net of allowance of $0.5 and $0.5	118.1	112.1
Inventories, net	144.9	171.8
Deferred tax assets	2.6	2.6
Other current assets	15.8	16.9

Total current assets	391.5	372.4
Equity in non-consolidated investments	5.7	6.0
Property, plant and equipment, net	144.1	144.8
Goodwill	60.9	58.4
Deferred tax assets	58.6	56.0
Other assets	21.6	23.5

Total assets	$682.4	$661.1

Liabilities
Accounts payable	$64.2	$82.1
Accrued liabilities	63.8	61.8
Dividends payable	4.5	4.5
Short-term debt and current portion of long-term debt	0.2	0.2

Total current liabilities	132.7	148.6
Long-term debt	383.5	374.7
Other long-term liabilities	114.3	111.8

Total liabilities	630.5	635.1
Commitments and contingencies
Equity
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued	—	—
Common Stock, $0.01 par value per share; 40,000,000 shares authorized; 21,121,212 and 21,097,443 shares issued	0.2	0.2
Additional paid-in capital	127.3	126.6
Retained deficit	(31.2)	(37.8)
Accumulated other comprehensive loss	(29.6)	(47.4)
Treasury stock, at cost; 669,340 and 668,716 shares	(23.6)	(23.6)

Total Koppers stockholders’ equity	43.1	18.0

Noncontrolling interests	8.8	8.0

Total equity	$51.9	$26.0

Total liabilities and equity	$682.4	$661.1

Page 7 – Koppers Reports Second Quarter 2009 Results

Koppers Holdings Inc.

Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008
	(Unaudited)	(Unaudited)
Cash provided by (used in) operating activities:
Net income	$17.1	$38.5
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	13.2	15.5
Loss on disposal of fixed assets	0.7	—
Deferred income taxes	(3.0)	1.2
Equity income, net of dividends received	0.9	0.5
Change in other liabilities	6.7	(0.8)
Non-cash interest expense	9.2	8.4
Stock-based compensation	2.2	2.2
Other	0.2	2.0
(Increase) decrease in working capital:
Accounts receivable	(1.5)	(49.6)
Inventories	34.6	(3.2)
Accounts payable	(19.3)	0.3
Accrued liabilities and other working capital	1.8	4.6

Net cash provided by operating activities	$62.8	$19.6

Cash provided by (used in) investing activities:
Capital expenditures	$(6.8)	$(14.3)
Net cash proceeds from divestitures and asset sales	(1.1)	0.2

Net cash used in investing activities	$(7.9)	$(14.1)

Cash provided by (used in) financing activities:
Borrowings of revolving credit	$—	$178.5
Repayments of revolving credit	—	(176.0)
Repayments of long-term debt	(0.1)	(6.0)
Repurchases of common stock	—	(0.9)
Dividends paid	(9.0)	(8.1)

Net cash used in financing activities	$(9.1)	$(12.5)

Effect of exchange rates on cash	1.1	0.1

Net increase (decrease) in cash and cash equivalents	$46.9	$(6.9)

Add: Cash of assets held for sale at beginning of year	—	0.6
Less: Cash of assets held for sale at end of period	—	(1.4)

Cash and cash equivalents at beginning of year	63.1	16.9

Cash and cash equivalents at end of period	$110.0	$9.2

Page 8 – Koppers Reports Second Quarter 2009 Results

Segment Information

The following tables set forth certain sales and operating data, net of all intersegment transactions, for the company’s businesses for the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(Dollars in millions)
Net sales:
Carbon Materials & Chemicals	$160.9	$250.9	$306.4	$473.4
Railroad & Utility Products	130.7	124.4	257.9	233.1

Total	$291.6	$375.3	$564.3	$706.5
Operating profit:
Carbon Materials & Chemicals	$19.9	$37.3	$26.4	$62.3
Railroad & Utility Products	14.1	10.0	26.4	17.2
Corporate	(0.7)	(1.2)	(1.1)	(1.6)

Total	$33.3	$46.1	$51.7	$77.9

Operating margin:
Carbon Materials & Chemicals	12.4%	14.9%	8.6%	13.2%
Railroad & Utility Products	10.8%	8.0%	10.2%	7.4%

Total	11.4%	12.3%	9.2%	11.0%
Adjusted operating profit (1):
Carbon Materials & Chemicals	$19.9	$37.3	$26.4	$62.3
Railroad & Utility Products	14.1	11.4	26.8	18.6
All Other	(0.7)	(1.2)	(1.1)	(1.6)

Total	$33.3	$47.5	$52.1	$79.3
Adjusted operating margin:
Carbon Materials & Chemicals	12.4%	14.9%	8.6%	13.2%
Railroad & Utility Products	10.8%	9.2%	10.4%	8.0%

Total	11.4%	12.7%	9.2%	11.2%

(1)	Cost of sales for Railroad & Utility Products for the three months ended June 30, 2008 includes $1.4 million for costs related to a boiler failure at the company’s Green Spring, West Virginia wood treating plant. Cost of sales for Railroad & Utility Products for the six months ended June 30, 2009 includes $0.4 million for an outage at a co-generation facility in Muncy, Pennsylvania, and cost of sales for Railroad & Utility Products for the six months ended June 30, 2008 includes $1.4 million for costs related to a boiler failure at the company’s Green Spring, West Virginia wood treating plant.

Koppers believes that adjusted net income and adjusted EBITDA provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

Page 9 – Koppers Reports Second Quarter 2009 Results

KOPPERS HOLDINGS INC.

RECONCILIATION OF NET INCOME AND ADJUSTED NET INCOME

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net income attributable to Koppers	$11.7	$24.3	$15.8	$37.5

Charges impacting pre-tax income (1)
Green Spring boiler	—	1.4	—	1.4
Co-generation plant outage	—	—	0.4	—

Total charges above impacting pre-tax income	11.7	25.7	16.2	38.9
Charges impacting net income, net of tax benefit at 39%	—	0.9	0.2	0.9

Adjusted net income including discontinued operations	$11.7	$25.2	$16.0	$38.4

Discontinued operations	0.1	(2.0)	0.3	(3.0)

Adjusted net income	$11.8	$23.2	$16.3	$35.4

(1)	Cost of sales for Railroad & Utility Products for the three months ended June 30, 2008 includes $1.4 million for costs related to a boiler failure at the company’s Green Spring, West Virginia wood treating plant. Cost of sales for Railroad & Utility Products for the six months ended June 30, 2009 includes $0.4 million for an outage at a co-generation facility in Muncy, Pennsylvania, and cost of sales for Railroad & Utility Products for the six months ended June 30, 2008 includes $1.4 million for costs related to a boiler failure at the company’s Green Spring, West Virginia wood treating plant.

Page 10 – Koppers Reports Second Quarter 2009 Results

KOPPERS HOLDINGS INC.

RECONCILIATION OF DILUTED EARNINGS PER SHARE AND ADJUSTED DILUTED EARNINGS

PER SHARE

(In millions except share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net income attributable to Koppers	$11.7	$24.3	$15.8	$37.5

Adjusted net income including discontinued operations (from above)	$11.7	$25.2	$16.0	$38.4

Adjusted net income (from above)	$11.8	$23.2	$16.3	$35.4

Denominator for diluted earnings per share (000s)	20,542	20,923	20,513	20,912

Earnings per share:
Diluted earnings per share	$0.57	$1.16	$0.77	$1.79
Adjusted diluted earnings per share including discontinued operations	$0.57	$1.20	$0.78	$1.84
Adjusted diluted earnings per share	$0.57	$1.11	$0.79	$1.69

Page 11 – Koppers Reports Second Quarter 2009 Results

KOPPERS HOLDINGS INC.

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In millions except share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net Income	$12.5	$24.7	$17.1	$38.5
Interest expense	10.0	10.6	20.2	21.5
Depreciation and amortization	6.3	6.4	12.3	13.3
Income tax provision	10.5	12.5	13.9	20.6
Discontinued operations	0.1	(2.0)	0.3	(3.0)

EBITDA with noncontrolling interests	39.4	52.2	63.8	90.9

Unusual items impacting net income (1)
Green Spring boiler	—	1.4	—	1.4
Co-generation plant outage	—	—	0.4	—

Adjusted EBITDA with noncontrolling interests	$39.4	$53.6	$64.2	$92.3

(1)	Cost of sales for Railroad & Utility Products for the three months ended June 30, 2008 includes $1.4 million for costs related to a boiler failure at the company’s Green Spring, West Virginia wood treating plant. Cost of sales for Railroad & Utility Products for the six months ended June 30, 2009 includes $0.4 million for an outage at a co-generation facility in Muncy, Pennsylvania, and cost of sales for Railroad & Utility Products for the six months ended June 30, 2008 includes $1.4 million for costs related to a boiler failure at the company’s Green Spring, West Virginia wood treating plant.